SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report: April 6, 2000


                        ADVANCED CEILING SUPPLIES, INC.
             (Exact name of registrant as specified in its charter)



     Colorado              000-28663                        84-1516192
----------------           ---------                        ----------
(State or other            (Commission                      (IRS Employer
jurisdiction of            File Number)                     Identification No.)
incorporation)



2338 Broadway, #100, Boulder, CO                              80304
--------------------------------                              -----
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code: (303) 422-8127

Not Applicable
(Former name or former address, if changed since last report.)

Item 1.  Changes in Control of Registrant

         On April 3, 2000, four major shareholders of the Registrant agreed to sell and sold to United Venture Group, Inc. a total of 660 shares of common stock of Registrant, constituting 98.2% of the Company for $163.69 per share. The purchaser, United Veture Group, Inc. intends to acquire the remaining 12 shares of stock from other shareholders within three days after April 3, 2000 at $163.69 per share.

         Upon completion of the purchase of all issued and outstanding shares of Registrant, United Venture Group, Inc. intends to merge with Registrant as a wholly owned subsidiary pursuant to Delaware and Colorado law.

         The Registrant will change its name to United Venture Group, Inc.

Item 2.  Acquisition or Disposition of Assets

                  None.

Item 3.  Bankruptcy or Receivership

                  None.

Item 4.  Changes in Accountants

                  None.

Item 5.  Other Events

                  None.

Item 6.  Resignation of Directors

         It is anticipated that existing directors will resign and new directors will be appointed.

Item 7.  Financial Statements Pro Forma Financial & Exhibits

10.1     Share Purchase Agreement

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: /s/ Scott Deitler                 ADVANCED CEILING SUPPLIES, INC.


                                        By: ------------------------------------
                                              Scott Deitler
                                              President